Exhibit 10.43
CONSTANT CONTACT, INC.
Form of Performance Stock Option Agreement (Customer Based)
Granted Under 2007 Stock Incentive Plan
1. Grant of Option.
     This agreement evidences the grant by Constant Contact, Inc., a Delaware corporation (the “Company”), on January 24, 2011 (the “Grant Date”) to [_________], an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2007 Stock Incentive Plan (the “Plan”), a total of [_________] shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (“Common Stock”) at $28.27 per Share. Unless earlier terminated or unless this option expires earlier pursuant to Section 2(a) below, this option shall expire at 5:00 p.m., Eastern time, on January 24, 2021 (the “Final Exercise Date”).
     It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”), to the fullest extent permitted thereby. Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.
2. Vesting Schedule.
     (a) This option will become exercisable (“vest”) as of December 31, 2011 (the “Vest Date”) as to:
          (1) 50% of the Shares if the Company achieves the Level I Target but not the Level II Target (each as defined in Annex 1 hereto), as determined by the Company’s Board of Directors (or a committee thereof); and
          (2) 100% of the Shares if the Company achieves the Level II Target, as determined by the Company’s Board of Directors (or a committee thereof).
This option shall expire and terminate as of the Vest Date with respect to any portion of the Shares that remains unvested as of the Vest Date (after giving effect to the foregoing clauses (1) and (2)).
     (b) The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.
     (c) In the event of a Change of Control (as defined below) that closes prior to the Vest Date, notwithstanding anything herein to the contrary, immediately prior to the closing of such Change of Control, 50% of the Shares shall automatically vest and become exercisable. In such event, the option shall expire and terminate as to the balance of the Shares as of immediately prior to the closing of such Change of Control.
     (d) For the purposes of this Agreement, “Change of Control” shall mean (i) the consolidation or merger of the Company with or into any other corporation or other entity (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the outstanding securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction), (ii) the sale of all or substantially all of the properties and assets of the Company as an entirety to any other person, or (iii) the sale or transfer, in a single transaction or series of related transactions, of outstanding capital stock representing at least a majority of the voting power of the outstanding capital stock of the Company immediately following such transaction.
3. Exercise of Option
     (a) Form of Exercise.
          (1) Except as otherwise permitted in Section 3(a)(2) below, each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share. Each exercise shall be accompanied by payment in full for the Shares purchased pursuant to such exercise in the manner provided in the Plan.
          (2) If permitted by the Company at the time of exercise, this option may be exercised by providing a notice of exercise to a third-party administrator (as the Company’s agent) by or through any means permitted by the Company and such third-party administrator from time to time, including, without limitation, by providing notice of exercise to the third-party administrator by using the third-party administrator’s Internet website to provide notice of exercise, and in such event, the notice of exercise may be provided, but shall not be required to be provided, in writing. For purposes hereof, “third-party administrator” means E*Trade Corporate Financial Services, Inc. as the Company’s third-party stock option administrator, or, as applicable, any successor third-party stock option administrator designated by the Company from time to time.
     (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).
     (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.
     (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.
     (e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment. If the Participant is party to an employment or severance agreement with the Company that contains a definition of “cause” for termination of employment, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean (i) the Participant’s willful misconduct, (ii) the Participant’s material failure to perform the Participant’s reasonably-assigned duties and responsibilities to the Company, (iii) any breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Company and the Participant or any of the Company’s written policies or procedures, including, but not limited to, the Company’s Code of Business Conduct and Ethics and its written policies and procedures regarding sexual harassment, computer access and insider trading, or (iv) the Participant’s conviction of, or plea of guilty or nolo contendere to, (x) any felony or (y) with respect to the Participant’s employment, any misdemeanor that is materially injurious to the Company, in each case (i) through (iv), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for Cause if the Company determines, within 30 days after the termination of the Participant’s employment, that discharge for Cause was warranted.
4. Tax Matters.
     (a) Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.
     (b) Disqualifying Disposition. If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.
5. Nontransferability of Option.
     This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.
6. Provisions of the Plan.
     This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.
     IN WITNESS WHEREOF, the Company has caused this option to be executed by its duly authorized officer. This option shall take effect as a sealed instrument.

CONSTANT CONTACT, INC.
Dated:	By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE
     By signing below (or by accepting the foregoing option through such other means as may be established by the Company or its third-party administrator from time to time, including, without limitation, via the third-party administrator’s Internet website), the Participant accepts the foregoing option and agrees to the terms and conditions thereof and acknowledges receipt of a copy of the Company’s 2007 Stock Incentive Plan.

PARTICIPANT:

Address:

Annex 1
Performance Targets
“Level I Target” shall mean achievement by the Company of __________ unique customers as of the Vest Date.
“Level II Target” shall mean achievement by the Company of __________ unique customers as of the Vest Date.